Exhibit 99.B11


                       CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors of The Rainbow Fund, Inc.


       We hereby consent to the following with respect to Post-Effective Amendment No. 35 to the Registration Statement on Form N-1A (File No. 2-26011) under the Securities Act of 1940, as amended, of The Rainbow Fund, Inc.:

       1. The reference to our firm under the heading "Per Share Income and Capital Changes" in the Fund's Prospectus.

       2. The incorporation by reference of our report dated November 2, 1996 accompanying the Fund's Annual Report for the year ended October 31, 1996, in the Fund's Prospectus and the Statement of Additional Information.


                                                           /s/Harold Keller
                                                           ----------------
April 15, 1997                                             Harold Keller, C.P.A.